EXHIBIT 23.2




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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


HD View 360, Inc.
Miami, Florida

We hereby consent to the inclusion in this Registration Statement on Form S-1/A of our report dated March 31, 2017 relating to the financial statements of HD View 360, Inc. for the years ended December 31, 2016 and 2015.


/s/ DASZKAL BOLTON LLP

Fort Lauderdale, Florida

July 14, 2017